UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
NEXTDOOR HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	86-1776836
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

420 Taylor Street San Francisco, California 94102
(Address of principal executive offices including zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, $0.0001 par value per share	The New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-258033
Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note
This Registration Statement on Form 8-A (the “Registration Statement”) is being filed by Nextdoor Holdings, Inc. (the “Registrant” or the “Company”), formerly known as Khosla Ventures Acquisition Co. II, with the Securities and Exchange Commission (the “SEC”) in connection with the transfer of the listing of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) from The Nasdaq Stock Market LLC (“Nasdaq”) to the New York Stock Exchange. The transfer of the listing is scheduled to occur at the opening of trading on November 8, 2021.
Item 1. Description of Registrant’s Securities to be Registered
Registrant is hereby registering the Common Stock.
A description of the Common Stock registered hereunder is set forth under the headings “Description of New Nextdoor Securities” in the Registrant’s definitive proxy statement/prospectus dated as of October 21, 2021 and filed with the SEC on October 21, 2021 and included in the Registrant’s Registration Statement on Form S-4 (File No. 333-258033), initially filed with the SEC on July 20, 2021, as subsequently amended, and is incorporated herein by reference.
Item 2. Exhibits
Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on the New York Stock Exchange and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 5, 2021	NEXTDOOR HOLDINGS, INC.

	By:	/s/ Michael Doyle
Michael Doyle Chief Financial Officer